EXHIBIT 99.1

Baxalta Exceeds Guidance and Delivers Strong Sales and Earnings for First Quarter 2016

•	Positive momentum continues across broad hematology and immunology portfolio

•	Key pipeline and strategic achievements drive continued growth and unlock value across rare disease portfolio

•	R&D and marketing investments position business for future success

BANNOCKBURN, Ill., April 28, 2016 – Baxalta Incorporated (NYSE: BXLT), a global biopharmaceutical leader dedicated to delivering transformative therapies to patients with orphan diseases and underserved conditions, today reported strong first quarter 2016 financial results.

“Baxalta’s strong financial performance continues to highlight the attractive growth prospects that exist across the portfolio,” said Ludwig Hantson, chief executive officer and president, Baxalta. “As we embark on the next phase of our journey, the outstanding contributions of our team will result in enhanced access to differentiated therapies that improve patient care and promising new treatments that address unmet medical needs.”

Financial Results for the First Quarter 2016

In the first quarter, Baxalta generated net income on a GAAP basis of $145 million and earnings of $0.21 per diluted share. These results include net after-tax special items totaling $181 million, or $0.26 per diluted share, primarily for intangible asset amortization, expenses associated with the company’s separation from Baxter International (NYSE: BAX) and anticipated merger with Shire plc (LSE: SHP, NASDAQ: SHPG), as well as collaboration and business optimization charges.

On an adjusted basis, excluding special items, Baxalta reported first quarter net income of $326 million, or $0.47 per diluted share, which compares favorably to the company’s previously-issued guidance of $0.44 to $0.46 per diluted share. These financial results reflect robust sales, and higher gross margins, providing enhanced flexibility for accelerated investments in research and development, marketing and launch preparedness, and global infrastructure to position the company for future success.

Baxalta — Page 1

Sales Momentum Across Differentiated Portfolio

In the first quarter, on a GAAP basis, Baxalta’s worldwide revenues of $1.5 billion advanced 14 percent from the prior-year period. Excluding the impact of foreign currency, sales advanced 18 percent.

On a pro forma basis, worldwide revenues increased 10 percent. Excluding the impact of foreign currency, sales advanced 14 percent, exceeding the company’s previously-issued guidance of growth in the 8 to 9 percent range. Within the United States, sales of $879 million rose 16 percent; international sales of $669 million increased 3 percent. Excluding foreign currency, international sales increased 11 percent.

By business, global hematology revenues of $843 million increased 8 percent (excluding the impact of foreign currency) as the company continues to focus on enhancing access and elevating standards of care worldwide. Growth was driven by the U.S. introduction of ADYNOVATE [Antihemophilic Factor (Recombinant), PEGylated], an extended circulating half-life recombinant Factor VIII (rFVIII) treatment for hemophilia A, as well as heightened demand for ADVATE [Antihemophilic Factor (Recombinant)] and FEIBA [Anti-Inhibitor Coagulant Complex], an inhibitor treatment. Also contributing to performance was growth of RIXUBIS [Coagulation Factor IX (Recombinant)], a treatment for hemophilia B, and OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence], for the treatment of acquired hemophilia A.

Immunology sales of $653 million advanced 13 percent on a pro forma basis (excluding the impact of foreign currency). The company continues to capitalize on its broad and differentiated portfolio of immunoglobulin therapies, including HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase], and is driving strong sales of specialty biotherapeutics.

Baxalta’s new oncology business recorded sales of $52 million in the quarter. This reflects revenues of ONCASPAR (pegaspargase), a marketed biologic treatment for acute lymphoblastic leukemia (ALL).

First Quarter 2016 Highlights and Key Milestone Achievements

Baxalta’s disciplined strategic decisions are accelerating innovation and supporting meaningful pipeline achievements, unlocking value for patients, customers and shareholders.

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“Our commitment to serving patients is our inspiration,” added Hantson. “We have an incredible legacy of developing differentiated therapies. Baxalta’s patient-centric approach will continue to enhance the lives of people with orphan diseases and underserved conditions, and create sustainable, long-term value for all of our partners and stakeholders.”

Complementing the company’s strong financial performance in the first quarter are a number of recent achievements:

•

Expanding the ADYNOVATE label and geographic reach with approval in Japan for the treatment of pediatric, adolescent and adult patients with hemophilia A and for use during surgery; submission in the U.S. of supplemental Biologics License Applications (sBLAs) to the FDA for the treatment of children under the age of 12 with hemophilia A and for use in surgical settings; and the filing of a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for approval under the name, ADYNOVI.

•

Developing further options for direct factor replacement treatment with the initiation of the Phase 1 first-in-human clinical trial of BAX 826, a second extended half-life treatment based on ADVATE that uses proprietary polysialic acid (PSA) technology and targets weekly dosing for patients with hemophilia A.

•

Undertaking efforts to expand global access and indications for HYQVIA including recent regulatory approval in Australia. In addition, the company has received orphan drug designation from the FDA for the treatment of chronic inflammatory demyelinating polyneuropathy (CIDP), a neurological disorder characterized by progressive weakness and impaired sensory function in the legs and arms, and a Phase 3 clinical trial is underway.

•

Leveraging the company’s global development, manufacturing and commercial capabilities to make leading biologics more accessible for patients including BAX 2200 (CHS-0214), a proposed biosimilar of Enbrel® (etanercept), which met its primary endpoint in a confirmatory, double-blind, randomized, controlled, two-part clinical study. This ongoing study is evaluating the efficacy and safety of BAX 2200 compared to Enbrel® in patients with moderate-to-severe rheumatoid arthritis that is inadequately controlled with methotrexate alone.

•

Accelerating treatment for patients with significant unmet medical needs with Health Canada’s Priority Review of the New Drug Submission (NDS) for irinotecan liposome injection, also known as “nal-IRI,” for the treatment of patients with metastatic adenocarcinoma of the pancreas previously treated with gemcitabine-based therapy. The expedited review is expected to be conducted in the second half of 2016.

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•

Accelerating innovation in growing immuno-oncology portfolio with announcement of global collaboration with Precision BioSciences, a genome editing company, to develop a broad series of allogeneic chimeric antigen receptor (CAR) T cell therapies directed toward areas of major unmet need in multiple cancers. The companies will develop CAR T therapies for up to six unique targets, with the first program expected to enter clinical studies in late 2017.

Additional Information

Given the proposed merger agreement with Shire plc announced on January 11, 2016, Baxalta will not be hosting an investor conference call to discuss financial results. In addition, the company will not be providing financial guidance for the second quarter or full-year 2016, and previously-issued guidance for Baxalta as a standalone entity is no longer applicable.

The transaction is subject to customary closing conditions, including regulatory approvals in several jurisdictions and approval by both Baxalta’s and Shire’s stockholders. The special meeting of stockholders to adopt the merger agreement with Shire will be held on May 27, 2016, at 7:00 a.m. Central Time, for Baxalta stockholders of record as of the close of business on April 11, 2016. The special meeting will be held at Baxalta’s corporate headquarters, located at 1200 Lakeside Drive, Bannockburn, Illinois 60015. The transaction is expected to close shortly after the special meeting takes place, assuming stockholder approval is received by both companies.

Complementary information related to Baxalta’s first quarter 2016 financial results may be accessed by visiting the Baxalta corporate website at investor.baxalta.com.

About Baxalta

Baxalta Incorporated (NYSE: BXLT) is a global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, immunology and oncology. Driven by passion to make a meaningful impact on patients’ lives, Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms and advanced technology platforms such as gene therapy. Launched in 2015 following separation from Baxter International, Baxalta’s heritage in biopharmaceuticals spans decades. Baxalta’s therapies are available in more than 100 countries and it has advanced biological manufacturing operations across 12 facilities, including state-of-the-art recombinant production and plasma fractionation. Headquartered in Northern Illinois, with its Global Innovation Center in Cambridge, Mass., Baxalta employs 17,000 employees worldwide.

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Forward-Looking Statements

This release includes forward-looking statements concerning expectations and other matters that are dependent upon future events or developments, including statements regarding the expected timing of completion of Baxalta’s proposed combination with Shire plc (Shire). Such statements are made of the date that they were first issued and are based on current expectations, beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Baxalta’s control and which could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: satisfaction of regulatory and other requirements; actions of regulatory bodies and other governmental authorities; changes in laws and regulations; product quality, manufacturing or supply issues; patient safety issues; the inability to complete the proposed combination with Shire; any delays related to or the failure to obtain regulatory approvals required for the proposed combination; the occurrence of any event that could give rise to the termination of the merger agreement related to the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of the proposed combination on Baxalta’s client relationships, operating results and business generally, including without limitation the ability to retain key employees; the potential diversion of Baxalta’s management’s attention resulting from the proposed combination and of the combined company’s management’s attention resulting from integration issues after the proposed combination; and other risks identified in Baxalta’s Securities and Exchange Commission (SEC) filings, all of which are available on Baxalta’s website, as well as other risks related to the proposed combination identified in Shire’s respective filings with the SEC. Baxalta expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

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Baxalta Investor Relations

Mary Kay Ladone, +1-224-940-3371, mary.kay.ladone@baxalta.com

Lorna Williams, +1-224-940-3511, lorna.williams@baxalta.com

Baxalta Media Relations

Geoffrey Mogilner, +1-224-940-8619, geoffrey.mogilner@baxalta.com

Baxalta — Page 5

BAXALTA INCORPORATED

GAAP Product Category Sales by U.S. and International

Three Months Ended March 31, 2016 and 2015

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a GAAP basis by U.S. and International. Refer to the following page for product category net sales on a pro forma basis.

	Q1 2016			Q1 2015			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 346	$ 298	$ 644	$ 305	$ 336	$ 641	13%	(11%)	0%	13%	(4%)	4%
Inhibitor Therapies	71	128	199	63	103	166	13%	24%	20%	13%	32%	25%
Hematology	$ 417	$ 426	$ 843	$ 368	$ 439	$ 807	13%	(3%)	4%	13%	4%	8%
Immunoglobulin Therapies	356	97	453	328	92	420	9%	5%	8%	9%	16%	10%
BioTherapeutics	65	135	200	59	75	134	10%	80%	49%	10%	92%	56%
Immunology	$ 421	$ 232	$ 653	$ 387	$ 167	$ 554	9%	39%	18%	9%	50%	21%
Oncology	$ 41	$ 11	$ 52	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Total Baxalta	$ 879	$ 669	$1,548	$ 755	$ 606	$1,361	16%	10%	14%	16%	19%	18%

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BAXALTA INCORPORATED

Pro Forma Product Category Sales by U.S. and International

Three Months Ended March 31, 2016 and 2015

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a pro forma basis by U.S. and International. A reconciliation to GAAP net sales and a description of the pro forma adjustment is also included below.

	Q1 2016			Q1 2015			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 346	$ 298	$ 644	$ 305	$ 336	$ 641	13%	(11%)	0%	13%	(4%)	4%
Inhibitor Therapies	71	128	199	63	103	166	13%	24%	20%	13%	32%	25%
Hematology	$ 417	$ 426	$ 843	$ 368	$ 439	$ 807	13%	(3%)	4%	13%	4%	8%
Immunoglobulin Therapies	356	97	453	328	92	420	9%	5%	8%	9%	16%	10%
Pro Forma BioTherapeutics [1]	65	135	200	59	117	176	10%	15%	14%	10%	23%	19%
Pro Forma Immunology	$ 421	$ 232	$ 653	$ 387	$ 209	$ 596	9%	11%	10%	9%	20%	13%
Oncology	$ 41	$ 11	$ 52	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Pro Forma Total Baxalta	$ 879	$ 669	$1,548	$ 755	$ 648	$1,403	16%	3%	10%	16%	11%	14%

Pro Forma Net Sales Reconciliation
	Q1 2016			Q1 2015			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

BioTherapeutics	$ 65	$ 135	$ 200	$ 59	$ 75	$ 134	10%	80%	49%	10%	92%	56%
Pro forma MSA revenue [1]	—	—	—		42	42
Pro Forma BioTherapeutics	$ 65	$ 135	$ 200	$ 59	$ 117	$ 176	10%	15%	14%	10%	23%	19%

[1]

In connection with its separation from Baxter International Inc. (Baxter) on July 1, 2015, the company and Baxter entered into a manufacturing and supply agreement whereby Baxalta manufactures and sells certain products to Baxter. The pro forma net sales figures assume that the manufacturing and supply agreement was in effect for the three months ended March 31, 2015 prior to the separation. Net sales related to the manufacturing and supply agreement with Baxter are reported in the company’s GAAP net sales figures in periods following the separation and were $41 million for the three months ended March 31, 2016.

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BAXALTA INCORPORATED

Consolidated and Combined Statements of Income A

Three Months Ended March 31, 2016 and 2015

(unaudited)

($ in millions)

	Three Months Ended March 31,
	2016	2015

NET SALES	$ 1,548	$ 1,361

COST OF SALES	710	571

GROSS MARGIN	838	790

% of Net Sales	54.1%	58.0%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	384	283
% of Net Sales	24.8%	20.8%

RESEARCH AND DEVELOPMENT EXPENSES	280	156
% of Net Sales	18.1%	11.5%

NET INTEREST EXPENSE	23	—

OTHER (INCOME) EXPENSE, NET	(21)	12

PRE-TAX INCOME FROM CONTINUING OPERATIONS	172	339

INCOME TAX EXPENSE	27	77

% of Pre-Tax Income from Continuing Operations	15.7%	22.7%

NET INCOME FROM CONTINUING OPERATIONS	145	262

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX B	—	10

NET INCOME	$ 145	$ 272

BASIC EPS FROM CONTINUING OPERATIONS	$ 0.21	$ 0.39

DILUTED EPS FROM CONTINUING OPERATIONS	$ 0.21	$ 0.38

BASIC EPS FROM DISCONTINUED OPERATIONS	$ 0.00	$ 0.02

DILUTED EPS FROM DISCONTINUED OPERATIONS	$ 0.00	$ 0.02

BASIC EPS	$ 0.21	$ 0.41

DILUTED EPS	$ 0.21	$ 0.40

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING C
Basic	681	676
Diluted	690	681

Pro Forma and Non-GAAP Measures D

PRO FORMA NET SALES	$ 1,548	$ 1,403

ADJUSTED PRO FORMA OPERATING INCOME	$ 425	$ 409

ADJUSTED PRO FORMA EBITDA	$ 481	$ 461

ADJUSTED PRO FORMA NET INCOME FROM CONTINUING OPERATIONS	$ 326	$ 275

ADJUSTED PRO FORMA NET INCOME	$ 326	$ 276

ADJUSTED PRO FORMA DILUTED EPS FROM CONTINUING OPERATIONS	$ 0.47	$ 0.40

ADJUSTED PRO FORMA DILUTED EPS	$ 0.47	$ 0.40

A	Consolidated and combined statements of income presented in accordance with generally accepted accounting principles (GAAP) unless otherwise noted.

B	Operating results and gains and losses related to the sale of the company’s vaccines business are classified as discontinued operations.

C

On July 1, 2015 Baxter distributed approximately 544 million shares of Baxalta Incorporated (Baxalta) common stock and retained an additional 132 million shares. The computation of basic weighted-average shares outstanding for the three months ended March 31, 2015 was calculated using the shares distributed and the shares retained by Baxter on July 1, 2015. The diluted weighted-average number of shares outstanding for the three months ended March 31, 2015 include the dilutive effect of common share equivalents for employee equity awards outstanding as of July 1, 2015.

D	Refer to pages 9 through 11 for reconciliations of GAAP to pro forma and non-GAAP measures.

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BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three Months Ended March 31, 2016 and 2015

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures

(unaudited)

($ in millions)

Below are reconciliations of the company’s non-GAAP financial measures presented on page 8 to their most directly comparable GAAP financial measures.

	Three Months Ended March 31,
	2016	2015

Adjusted Pro Forma Operating Income and Adjusted Pro Forma EBITDA

Pre-tax Income from Continuing Operations - GAAP	$ 172	$ 339

Pro forma adjustments[1]	—	(33)

Special item adjustments[1]	231	44

Adjusted Pro Forma Pre-tax Income	$ 403	$ 350

Remove: Net interest expense	23	47
Remove: Other (income) expense, net	(1)	12

Adjusted Pro Forma Operating Income	$ 425	$ 409
% of Pro Forma Net Sales	27.5%	29.2%

Remove: Depreciation expense	56	52

Adjusted Pro Forma EBITDA	$ 481	$ 461
% of Pro Forma Net Sales	31.1%	32.9%

Adjusted Pro Forma Net Income from Continuing Operations and Adjusted Pro Forma Net Income

Net Income from Continuing Operations - GAAP	$ 145	$ 262

Pro Forma Adjustments

Pre-tax pro forma adjustments [1]	—	(33)
Impact of pro forma adjustments on income tax expense	—	13

Special Item Adjustments

Pre-tax special item adjustments [1]	231	44
Impact of special item adjustments on income tax expense	(50)	(11)

Adjusted Pro Forma Net Income from Continuing Operations	$ 326	$ 275

Add: Adjusted income from discontinued operations	—	1

Adjusted Pro Forma Net Income	$ 326	$ 276

Adjusted Pro Forma Diluted EPS from Continuing Operations and Adjusted Pro Forma Diluted EPS

Diluted EPS from Continuing Operations - GAAP	$ 0.21	$ 0.38

Pro Forma Adjustments

Impact of pro forma adjustments on diluted EPS from continuing operations	—	(0.03)

Special Item Adjustments

Impact of special item adjustments on diluted EPS from continuing operations	0.26	0.05

Adjusted Pro Forma Diluted EPS from Continuing Operations	$ 0.47	$ 0.40

Add: Adjusted diluted EPS from discontinued operations	—	—

Adjusted Pro Forma Diluted EPS	$ 0.47	$ 0.40

[1]	Refer to pages 10 and 11 for descriptions of pro forma and special item adjustments and the impacted statement of income line items.

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BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three Months Ended March 31, 2016 and 2015

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below:

	Three Months Ended March 31,
	2016	2015

Net Sales - GAAP	$ 1,548	$ 1,361
Pro forma adjustments
Manufacturing and supply arrangements with Baxter [1]	—	42
Pro Forma Net Sales	$ 1,548	$ 1,403

Gross Margin - GAAP	$ 838	$ 790
Pro forma adjustments
Pension expense [2]	—	5
Depreciation expense [3]	—	(1)
Manufacturing and supply arrangements with Baxter [1]	—	—
Pro Forma Gross Margin	$ 838	$ 794
Special item adjustments
Business optimization items [6]	66	—
Intangible asset amortization expense [7]	24	8
Separation- and integration-related costs, net [8]	6	—
Adjusted Pro Forma Gross Margin	$ 934	$ 802
% of Pro Forma Net Sales	60.3%	57.2%

Selling, General and Administrative Expenses - GAAP	$ 384	$ 283
Pro forma adjustments
Pension expense [2]	—	(5)
Supply chain TSA [4]	—	(5)
Depreciation expense [3]	—	1
Pro Forma Selling, General and Administrative Expenses	$ 384	$ 274
Special item adjustments
Separation- and integration-related costs, net [8]	(50)	(36)
Business optimization items [6]	—	1
Adjusted Pro Forma Selling, General and Administrative Expenses	$ 334	$ 239
% of Pro Forma Net Sales	21.6%	17.0%

Research and Development Expenses - GAAP	$ 280	$ 156
Pro forma adjustments
Pension expense [2]	—	(1)
Pro Forma Research and Development Expenses	$ 280	$ 155
Special item adjustments
Upfront payment to collaboration partner [9]	(105)	—
Separation- and integration-related costs, net [8]	—	(7)
Business optimization items [6]	—	6
Adjusted Pro Forma Research and Development Expenses	$ 175	$ 154
% of Pro Forma Net Sales	11.3%	11.0%

Net Interest Expense - GAAP	$ 23	$ —
Pro forma adjustments
Interest expense [5]	—	47
Pro Forma Net Interest Expense	$ 23	$ 47

Other (Income) Expense, Net - GAAP	$ (21)	$ 12
Special item adjustments
Separation- and integration-related costs, net [8]	20	—
Adjusted Other (Income) Expense, Net	$ (1)	$ 12

Refer to page 11 for tickmark explanations

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BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three Months Ended March 31, 2016 and 2015

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below (continued):

	Three Months Ended March 31,
	2016	2015

Pre-Tax Income - GAAP	$ 172	$ 339
Impact of pro forma adjustments	—	(33)
Impact of special item adjustments	231	44
Adjusted Pro Forma Pre-Tax Income	$ 403	$ 350

Income Tax Expense - GAAP	$ 27	$ 77
Impact of pro forma adjustments	—	(13)
Impact of special item adjustments	50	11
Adjusted Pro Forma Income Tax Expense	$ 77	$ 75
% of Adjusted Pro Forma Pre-tax Income from Continuing Operations	19.1%	21.4%

Income from Discontinued Operations	$ —	$ 10
Impact of special item adjustments on discontinued operations [10]	—	(9)
Adjusted Income from Discontinued Operations	$ —	$ 1

Description of pro forma adjustments:

The pro forma adjustments impact periods prior to the July 1, 2015 separation of Baxalta from Baxter. The pro forma adjustments give effect to the separation and related transactions described below as if they had occurred as of January 1, 2014. The pro forma adjustments are for informational purposes only and do not purport to represent what Baxalta’s results of operations actually would have been had the separation and related transactions occurred on the dates indicated, or to project Baxalta’s financial performance for any future period.

(1)	Reflects the effect of the manufacturing and supply agreement that Baxalta and Baxter entered into in connection with the separation. The net sales adjustment reflects additional sales that Baxalta would have recorded in periods prior to the separation for products manufactured and sold to Baxter. The cost of sales adjustment reflects the impact of costs incurred to manufacture these products as well as incremental costs that Baxalta would have recorded for purchases of other products from Baxter under the manufacturing and supply agreement.

(2)	Reflects a reduction in operating expenses related to the impact of net retirement obligations transferred to Baxalta as part of the separation.

(3)	Reflects a net increase in depreciation expense related to certain assets transferred to Baxalta pursuant to the separation agreement that were not included in the company’s historical financial statements.

(4)	Reflects a reduction in selling, general and administrative expenses for the difference in costs to be incurred by Baxalta for certain supply chain services provided by Baxter under terms of the transition services agreement as compared to related costs allocated to Baxalta in its historical financial statements.

(5)	Reflects interest expense associated with approximately $5 billion of debt issued by Baxalta in advance of the separation. The pro forma adjustment does not include an estimate of the portion that may have been capitalized.

Description of special item adjustments

(6)	The company’s GAAP results were impacted by costs, and favorable adjustments to previously estimated costs, associated with the company’s execution of certain strategies to optimize its organizational structure.

(7)	The company’s GAAP results included intangible asset amortization expense for both periods presented, including amortization of an inventory fair value step-up during the three months ended March 31, 2016 related to the acquisition of the ONCASPAR portfolio from Sigma-Tau Finanziaria S.p.A.

(8)	The company’s GAAP results for both periods presented were impacted by costs related to the separation from Baxter and establishing Baxalta as an independent, standalone public company. Results for the three months ended March 31, 2016 were also impacted by integration-related expenses associated with the anticipated merger with Shire plc. Other (income) expense, net during the three months ended March 31, 2016 included a favorable adjustment to an indemnification liability initially recorded upon the separation from Baxter.

(9)	The company’s GAAP results for the three months ended March 31, 2016 included an R&D charge associated with an upfront payment to a collaboration partner.

(10)	The company’s GAAP results for the three months ended March 31, 2015 were impacted by a gain resulting from a purchase price adjustment on the sale of discontinued operations.

For more information on the company’s use of non-GAAP financial measures in this release, please see the company’s Current Report on Form 8-K filed with the SEC on the date of this release.

Baxalta — Page 11